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EXHIBIT 11.01              COMPUTATION OF PER SHARE EARNINGS.

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
                                                               Three Months Ended              Six Months Ended
                                                                    June 30                        June 30
                                                                    --------                       -------
    (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)            2000         1999              2000         1999
    -----------------------------------------------           -----        -----             -----        ----
                                                          (Unaudited)   (Unaudited)       (Unaudited)   (Unaudited)
I.   CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(A)  BASIC EARNINGS PER SHARE
Net earnings (loss)                                       $      (755)  $    (4,491)      $      (917)  $    (7,536)
Weighted average shares outstanding                        90,715,040    90,715,040        90,715,040    90,715,040
                                                          --------------------------      --------------------------
Basic earnings per share                                  $     (0.01)  $     (0.05)      $     (0.01)  $     (0.08)
                                                          ==========================      ==========================

(B) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss)                                       $      (755)  $    (4,491)      $      (917)  $    (7,536)
Interest income from cash from stock options                        -             2                 -             4
                                                          --------------------------      --------------------------
Adjusted net earnings (loss)                              $      (755)  $    (4,489)      $      (917)  $    (7,532)

Weighted average shares outstanding                        90,715,040    90,715,040        90,715,040    90,715,040
Stock options deemed exercised                                      -     2,175,000                 -     2,175,000
                                                          --------------------------     --------------------------
Adjusted weighted average shares outstanding               90,715,040    92,890,040        90,715,040    92,890,040
                                                          --------------------------      --------------------------
Fully diluted earnings per share                          $     (0.01)  $     (0.05)      $     (0.01)  $     (0.08)
                                                          ==========================      ==========================

II.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES

(A)  BASIC EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                         $      (738)  $    (4,154)      $      (818)  $    (7,016)

Weighted average shares outstanding                        90,715,040    90,715,040        90,715,040    90,715,040
Common stock equivalents - stock options                            -     2,175,000                 -     2,175,000
                                                          --------------------------     --------------------------
Adjusted weighted average shares outstanding               90,715,040    92,890,040        90,715,040    92,890,040
                                                          --------------------------      --------------------------
Basic earnings per share                                  $     (0.01)  $     (0.04)      $     (0.01)  $     (0.08)
                                                          ==========================      ==========================

(B) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                         $      (738)  $    (4,154)      $      (818)  $    (7,016)

Weighted average shares outstanding                        90,715,040    90,715,040        90,715,040    90,715,040
Stock options deemed exercised                                      -     2,175,000                 -     2,175,000
Shares deemed repurchased                                           -    (2,159,683)                -    (2,175,000)
                                                          --------------------------     --------------------------
Adjusted weighted average shares outstanding               90,715,040    90,730,357        90,715,040    90,715,040
                                                          --------------------------     --------------------------
Fully diluted earnings per share                          $     (0.01)  $     (0.05)      $     (0.01)  $     (0.08)
                                                          ==========================      ==========================
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